Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Tag-It Pacific, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 12, 2001 (except for Note 7 thereof, which is dated April 2, 2001), relating to the consolidated financial statements of Tag-It Pacific, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Los Angeles, California
July 30, 2001